                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

[MARINER ENERGY, INC. LOGO HERE]
2101 Citywest Blvd. 19th floor, Bldg.2, Houston, Texas 77042

                                                                    NEWS RELEASE
                                                For Further Information Contact:
                                                                 MIKE WICHTERICH
                                                                  (713) 954-5536

================================================================================

MARINER ENERGY ANNOUNCES THE REDEMPTION OF ITS $100 MILLION 10.5% SENIOR SUBORDINATED NOTES

         Houston, TX - June 23, 2003 - Mariner Energy, Inc. today announced its intent to redeem, effective August 1, 2003, its $100 million 10.5% Senior Subordinated Notes at the redemption price of 100% of the principal amount. Accrued and unpaid interest on the 10.5% Senior Subordinated Notes will also be paid on such date. Mariner is funding the redemption with the proceeds it received from the sale of its Falcon and Harrier projects that occurred in the first quarter of 2003.

                                      ---
Mariner Energy, Inc. is a Houston-based oil and gas exploration company with principal operations in the Gulf of Mexico and along the U.S. Gulf Coast. This news release, along with previous news releases and a link to the Company's filings with the Securities and Exchange Commission, can now be accessed over the Internet using its web site (www.mariner-energy.com).

This news release may contain statements regarding future financial performance and results and other statements which are not historical facts. These constitute forward-looking statements which are subject to risks and uncertainties that could cause actual results to differ materially. Such risks include, but are not limited to, oil and gas price volatility, results of future drilling, availability of drilling rigs, future production and costs and other factors described in the Company's publicly available Securities and Exchange Commission filings.

                                       6